Exhibit 99.1

JAZZ PHARMACEUTICALS PROVIDES FINANCIAL OUTLOOK FOR 2012

— Business Combination with Azur Pharma Targeted to Close Week of January 16, 2012 —

PALO ALTO, Calif., January 5, 2012 — Jazz Pharmaceuticals (Nasdaq: JAZZ) today provided full year financial guidance for 2012 reflecting the planned business combination with Azur Pharma Public Limited Company, which the companies are targeting to close during the week of January 16, 2012. The company also announced that the Hart-Scott-Rodino waiting period has expired.

“We were pleased with the strong performance of Xyrem in 2011, including nine percent year-over-year volume growth in the fourth quarter and 11 percent volume growth for the full year, as we continue to invest in this important product,” said Bruce Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “In 2012, we look forward to continued growth of our existing products and expansion of our product portfolio by combining with Azur Pharma.”

Following the planned completion of the Azur Pharma transaction, Jazz Pharmaceuticals plc will be a specialty biopharmaceutical company based in Dublin, Ireland with a diverse portfolio of products. The company’s portfolio of marketed products in the CNS and women’s health areas will include: Xyrem® (sodium oxybate) oral solution, Prialt® (ziconotide intrathecal infusion), FazaClo® (clozapine USP) HD and LD, Luvox CR® (fluvoxamine maleate) and Elestrin® (estradiol gel 0.06%).

2012 Financial Guidance

In anticipation of the closing of the company’s business combination with Azur Pharma, Jazz Pharmaceuticals is providing financial guidance for 2012 as follows:

Total revenues	$465 – 490 million
Total product sales	$460 – 485 million
• Xyrem product sales	$330 – 340 million
Total gross margin %	90-92 percent
Combined SG&A and R&D expenses*	$190 – 195 million
Tax provision	$30 – 35 million
GAAP net income	$157 – 173 million
GAAP net income per diluted share	$2.62 – 2.88
Adjusted net income	$240 – 249 million
Adjusted net income per diluted share**	$4.00 – 4.15

*	Includes stock-based compensation and transaction related expenses
**	A reconciliation of GAAP net income to adjusted net income and the related per share amounts is included with this press release below.

Investor Conference Call

Jazz Pharmaceuticals will hold a conference call on January 5, 2012 at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time to discuss high-level 2012 financial guidance and the anticipated timing of the closing for the business combination with Azur Pharma, and to provide an update on growth of Xyrem. A live webcast of the conference call may be accessed from the Investors section of the Jazz Pharmaceuticals website at www.jazzpharmaceuticals.com. Investors may participate in the conference call by dialing 866-825-1692 in the U.S., or 617-213-8059 outside the U.S., and entering passcode 88638936.

An archived version of the webcast will be available for at least one week on the Investors section of the Jazz Pharmaceuticals’ website at www.jazzpharmaceuticals.com.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals (Nasdaq: JAZZ) is a specialty pharmaceutical company focused on identifying, developing and commercializing innovative products to meet unmet needs in neurology and psychiatry. For further information, see http://www.jazzpharmaceuticals.com.

Non-GAAP Financial Measures

To supplement our financial guidance presented on a GAAP basis, we use the non-GAAP measures adjusted net income and adjusted net income per diluted share. We believe these non-GAAP financial measures are helpful in understanding our potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Compensation of our employees is based in part on the performance of our business based on these non-GAAP measures. In addition, we believe that the use of these non-GAAP measures enhances the ability of investors to compare our results from period to period. Investors should note that adjusted net income and adjusted net income per diluted share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by our competitors and other companies. Adjusted net income and adjusted net income per diluted share exclude from the comparable GAAP measures: amortization of intangible assets, stock-based compensation, costs associated with the proposed transaction with Azur Pharma, inventory purchase price adjustments associated with the proposed transaction with Azur Pharma, and tax effects on the adjustments.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the business combination transaction between Jazz Pharmaceuticals and Azur Pharma and the timing thereof and the combined company’s future financial results that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Jazz Pharmaceuticals’ ability to complete the transaction on the proposed terms and schedule; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed transaction; assumptions in the tax provisions for the combined company; disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the allocation of the acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; and the possibility that if the combined company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the combined company’s shares could decline, as well as other risks related to Jazz Pharmaceuticals’ business, including Jazz Pharmaceuticals’ dependence on sales of Xyrem and its ability to increase sales of its products; competition, including potential generic competition; Jazz Pharmaceuticals’ dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory obligations and oversight; Jazz Pharmaceuticals’ cash flow; and those other risks related to Jazz Pharmaceuticals, Inc. and Jazz Pharmaceuticals plc after the closing detailed from time-to-time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ SEC filings and reports, including in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and, with respect to risks related to Jazz Pharmaceuticals plc after the closing, in Jazz Pharmaceuticals’ definitive proxy statement related to its stockholders’ meeting held on December 12, 2011. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Contact

Ami Knoefler

Executive Director, Investor Relations &

Corporate Communications

Jazz Pharmaceuticals, Inc.

ami.knoefler@jazzpharma.com

650-496-2947

JAZZ PHARMACEUTICALS PLC

RECONCILIATION OF GAAP TO NON-GAAP 2012 FINANCIAL GUIDANCE

(In millions, except per share amounts)

GAAP net income	$157 – 173
Add:
Intangible asset amortization	45
Stock-based compensation expense	21 – 23
Transaction related costs	5 – 10
Inventory purchase price adjustment	8

Deduct:
Tax effect on adjustments	(3)

Adjusted net income	$240 – 249

GAAP net income per diluted share	$2.62 – 2.88

Adjusted net income per diluted share	$4.00 – 4.15

Shares used in computing GAAP and adjusted net income per diluted share	60